Exhibit 10.1

STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement together with all the Exhibits, Schedules and other attachments (the "Agreement") is entered into on October 23, 2012 and is made among GYSAN HOLDINGS, INC., a Nevada corporation ("Gysan"), and DINO ENERGY INVESTMENTS LTD., a British Virgin Island corporation (the "Dino").

PRELIMINARY STATEMENTS

WHEREAS, the Board of Directors of Dino and Gysan deem it advisable and generally in their best interests that Gysan acquire all of the issued and outstanding capital stock of the Dino;

WHEREAS, Gysan shall be the acquiring corporation and it has authorized capital stock consisting of 800,000,000 shares of voting common stock with $.0001 par value per share, of which 13,616,000 shares are now issued and outstanding and 200,000,000 shares of preferred stock with a par value of $.0001, none of which are issued and outstanding;

WHEREAS, Dino has authorized capital stock consisting of 50,000 shares (“Shares”) of a single class each with a par value of US$1.00, of which 2,000 Shares are now issued and outstanding;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement, covenants, and provisions hereinafter set forth, the parties hereto agree that 200,000,000 of  Gysan’s common stock shall be exchanged for all of the outstanding shares of Dino’s common stock, effective the Effective Date (as hereinafter defined) and hereby agree upon and prescribe the terms and conditions of such share exchange and the manner of carrying the same into effect, as follows:

ARTICLE I

ACQUISITION

1.01

Acquisition.  As promptly as practicable following the satisfaction or waiver of the conditions to the Parties' respective obligations hereunder, at the Effective Time (as defined in Section 1.03) and pursuant to the terms hereof, Dino shareholders shall transfer  all their Dino Shares to Gysan in accordance with Section 1.03 below.  In consideration for such transfer, Dino shall receive in exchange 200,000,000 shares of Gysan Common Stock with a valuation of $0.75 per share (the "Exchange Transaction") which shall be transferred by Gysan to Dino in accordance with the schedule set forth in Section 1.03 below.  Such shares of Common Stock shall have the terms and characteristics set forth in Gysan's Articles of Incorporation ("Gysan Shares").  The Gysan Shares shall be distributed in accordance with the terms set forth in Section 1.03 below.

1.02

Restrictions on Sales of Gysan Shares.  Upon issuance of the Gysan Shares to Dino, in accordance with the terms and conditions hereof, the Gysan Shares shall be fully paid, validly issued, and nonassessable, and not subject to any preemptive rights or any liens, claims, equities, encumbrances, or security interests or any restrictions on the transfer thereof other than those set forth in this Agreement or imposed by law. At the Effective Time, the Gysan Shares shall not be subject to an effective Registration Statement under the Securities Act of 1933, and may be sold or transferred only pursuant to an effective Registration Statement or an exemption from registration, and in compliance with all applicable state securities laws.  It is acknowledged that the certificates representing the Gysan Shares will bear a restrictive legend similar to the following:

The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless in compliance with the registration provisions of such Act, unless an exemption from such registration provisions has been established or unless sold pursuant to Rule 144 under the Securities Act of 1933.

1.03

Closing; Surrender of Certificates.

The Closing shall take place on or before November 30, 2012 (the "Closing Date") at 1:00 p.m. Eastern Standard Time at the offices of Jones & Haley, P.C.  The Closing may be rescheduled by agreement of the parties.  The date of the Closing shall be the Effective Time of the Exchange Transaction.

At the Closing, Dino shall have all its shareholders’ Dino share certificates transferred to Gysan and Gysan shall transfer certificates for 200,000,000 Gysan Shares to Dino’s shareholders in accordance with Section 1.01 above.  At the Closing, Dino shall deliver to Gysan such other documents as called for herein; and at the Closing, Gysan shall deliver to Dino such other documents as called for herein.

1.04

Additional Actions.  If, at any time after the Effective Time, Gysan shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in Gysan title to and possession of any property or right of Dino acquired or to be acquired by reason of, or as a result of, the Exchange Transaction, or otherwise to carry out the purposes of this Agreement, Dino and its proper officers and directors, solely in their official capacity as officers and directors, shall execute any and all documents necessary to vest, perfect or confirm title to and possession of such property or rights in Gysan or Dino, as appropriate, and otherwise to carry out the purposes of this Agreement.

1.05

Effect of Share Exchange.

(a)

Tax Treatment.  This Agreement contemplates a tax-free exchange of all the Shares of Dino and Gysan pursuant to §351 of the Internal Revenue Code.  Following the "Closing" of the Exchange Transaction, it is contemplated that Dino will remain in existence as a wholly-owned subsidiary of Gysan.

(b)

General.  As aforesaid, the share exchange shall become effective on the Closing Date.

(c)

Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws of both Dino and Gysan, as in effect on the Closing Date shall continue to remain in full force and effect (without interruption) on and after the Closing Date.

(d)

Directors and Officers.  On the Effective Date the Boards of Directors and the Officers of Dino and Gysan shall be as set forth on Schedule D attached hereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF DINO

In order to induce Gysan to enter into this Agreement, Dino represents and warrants that the statements contained in this Article II are true and complete as of the date of this Agreement and will be true and complete as of the Effective Time (as though made then and through the Effective Time).

2.01

Organization and Standing.  Dino is a corporation duly organized, existing and in good standing under the laws of the British Virgin Islands with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as it is currently conducted.  Dino is duly qualified to do business and is in good standing in each jurisdiction where its activities would require qualification, except where the failure to qualify would not have a material adverse effect upon Dino's business or financial condition, or on the ability of the Parties to consummate the transactions contemplated by this Agreement ("Dino Material Adverse Effect").  Dino is not in default of any provision of its Certificate of Incorporation, Bylaws or other agreements relating to corporate governance or organization.

2.02

Corporate Power and Authority.  Dino has all requisite corporate power and authority to enter into and perform this Agreement.  Dino has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding obligation of Dino, enforceable in accordance with its terms.  Dino represents and warrants that this Agreement is valid and binding on Dino according to its terms and shall be binding on its successors in interest or assigns.

2.03

Conflicts; Consents and Approvals.  Except as set forth in Schedule 2.03, Dino's execution or performance of this Agreement will not:

(a)

result in a breach or default or entitle any third party to terminate or accelerate any of the terms, conditions or provisions of the Certificates of Incorporation or Bylaws of Dino or any agreement or obligation of Dino; or

(b)

violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Dino or its properties or assets.

2.04

Ownership of Dino Stock and Capitalization.

(a)

Authorized Shares.  Schedule 2.04 sets forth the authorized, issued and outstanding capital stock of Dino (the "Dino Stock") and the names and addresses of the holders thereof.  All shares of the Dino Stock are legally and beneficially owned as set forth on Schedule 2.04.

(b)

Issuance of Shares.  All shares of the Dino Stock: (i) are duly and validly authorized and issued, fully paid and non-assessable, with no liability attaching to the ownership thereof, (ii) are not subject to, and were not issued in contravention of, any preemptive or similar rights pursuant to any provision of law, the Dino Certificate of Incorporation or Bylaws or any agreement, contract or other obligation to which Dino is a party or is subject, and (c) were issued in accordance with all applicable laws.  The rights, privileges and preferences of the Dino Stock are as stated in its Certificate of Incorporation.  There are no outstanding options, subscriptions, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Dino of any securities or interests of Dino, nor are there outstanding any securities which are convertible into or exchangeable for shares or equity interests of Dino.

2.05

No Transfer Restrictions.  Except as set forth in Schedule 2.05, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which Dino is a party or of which Dino is aware which relate to or restrict the transfer of any of the shares of the Dino Stock.  Upon consummation of the Exchange Transaction as contemplated by this Agreement, Gysan will acquire good and marketable title to the Dino Stock, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind.

2.06

Litigation.  Except as set forth in Schedule 2.06, there is no legal action or any proceeding or investigation ("Action") pending or, to the knowledge of Dino, threatened against Dino which could have a material adverse effect on its assets, financial condition or ability to execute and perform this Agreement (the “Dino Material Adverse Effect").

2.07

Brokerage and Finder's Fees.  Neither Dino nor any of its directors, officers or employees have incurred, or will incur, any brokerage, finders or similar fee in connection with the Exchange Transaction or this Agreement, which is the obligation of Dino.

2.08

Audited and Unaudited Financial Statements.  Dino has furnished to Gysan its financial statements for the period from inception to September 30, 2012 ("Dino Financial Statements").  The Dino Financial Statements (including the related notes, where applicable) are attached hereto as Exhibit 2.08, and such Dino Financial Statements fairly present the assets, liabilities, results of the operations and changes in stockholders' equity and financial position of Dino for the respective periods or as of the respective dates therein set forth.  The books and records of Dino are true and complete in all material respects and have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements.

2.09

Undisclosed Liabilities. Other than those disclosed in the Dino Financial Statements or arising from or related to the Exploration Agreement (as defined below), Dino has no liabilities or obligations of any nature, except those of less than One Thousand Dollars ($1,000.00), individually, and no more than Five Thousand Dollars ($5,000.00) in the aggregate.

2.10

Taxes.

(a)

Payment.  Dino has timely paid or accrued all national, state, local and foreign taxes, assessments, fees and other governmental charges required to be paid or accrued as of the date hereof ("Taxes"), and has filed all national, state, local and foreign tax returns and tax reports that it is required to file (the "Returns").  Such Returns and reports are true, correct and complete and have not been amended, and all taxes for which Dino is liable arising under the Returns and reports have either been fully paid or are adequately reserved for in the Financial Statements, and will be timely paid when due.  No claim has been made by authorities in any jurisdiction where Dino did not file tax returns that it is or may be subject to taxation by that jurisdiction.

(b)

Tax Returns.  Dino has not completed a tax year at this time, and accordingly, it has not filed a tax return.  To Dino's knowledge there is no pending or threatened national, state, local or foreign tax audit or assessment nor any agreement by Dino with any federal, state, local or foreign taxing authority that may affect the tax liability of Dino.

(c)

Tax Liability.  Dino represents that it shall have no obligation with respect to any tax liability of Dino attributable to any period prior to the Effective Time.

2.11

Compliance with Law.  Dino has materially complied with all laws, statutes, ordinances, orders, rules, and all judgments, decisions and orders entered by any federal, state, local or foreign court or governmental authority or instrumentality applicable or relating to Dino or its businesses or properties (“Dino Applicable Laws").

2.12

Proprietary Rights and Overriding Royalty.

(a)

Dino has entered into an Agreement with the Fort McMurray #468 First Nation dated July 20, 2012 (the “Exploration Agreement”), which authorizes Dino to explore for and develop mineral deposits, including, hydrocarbons, on and under  the First Nation’s reserve land. The rights granted to Dino under the Exploration Agreement are subject to regulatory and government approval as well as a number of other conditions precedent. The Exploration Agreement is currently effective and it will not be affected or terminated by this Exchange Transaction.

The Exploration Agreement is not subject to any pending or threatened challenge, investigation, proceedings, inquiries, reviews, and claims of infringement, unfair competition, or other claims of any entity.

(b)

Pursuant to the Exploration Agreement, Fort McMurray #468 First Nation has been granted a non-convertible five percent (5%) gross override royalty on revenues earned from Dino’s gross monthly production of all petroleum substances under the Exploration Agreement.

(c) Dino has also granted a two percent (2%) override royalty to Molto International Limited of BVI on revenues earned from Dino’s gross monthly production of all petroleum substances.

2.13

Bank Accounts, Depositories, Powers of Attorney.  A true, correct and complete list of the names and locations of all banks or other depositories where Dino has accounts or safe deposit boxes with the names of the persons authorized to have access in any way to these items is set forth in Schedule 2.13.  Except as set forth in Schedule 2.13, no person has power of attorney with respect to Dino, except in the normal course of business.

2.14

Title to and Condition of Properties.  Dino has good, valid and marketable title or ownership, held free and clear of any encumbrance whatsoever to all of its assets and properties of every kind, tangible or intangible, wherever located which is used or planned to be used in the conduct of its business.

2.15

No Conflict or Default.  Dino's execution and performance of this Agreement will not: (i) violate any Applicable Laws or Permits, (ii) cause a lien, security interest or encumbrance of any nature whatsoever with respect to the properties or assets of Dino, or (iii) give any entity an interest or rights, including rights of termination, acceleration or cancellation, with respect to any of the properties, or assets of Dino.

2.16

Complete Disclosure.  The representations and warranties of Dino in this Agreement or the related Schedules and Exhibits delivered by or on Dino's behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

2.17

Patents and Technology.  Dino shall have all necessary patents, copyrights and other ownership rights, in all material technology, processes, procedures and software used or contemplated to be used by Dino in its business.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GYSAN

To induce Dino to enter into this Agreement, Gysan represents and warrants to Dino that:

3.01

Organization and Standing.  Gysan is a Nevada corporation, with full power and authority (corporate and other) to conduct its business as currently conducted.  Gysan is duly qualified to do business and is in good standing in each jurisdiction where its activities would require qualification, except where the failure to qualify would not have a material adverse effect upon Gysan's business or financial condition, or on the ability of the Parties to consummate the transactions contemplated by this Agreement ("Gysan Material Adverse Effect").  Gysan is not in default of any provision of its organizational documents.

3.02

Capitalization and Security Holders.  The authorized capitalization of Gysan consists of 800,000,000 authorized shares of Common Stock and 200,000,000 shares of Preferred Stock, of which approximately 13,616,000 shares of Common Stock and no shares of Preferred Stock are issued and outstanding as of October 1, 2012.  Each outstanding share of Gysan Stock has been duly authorized and validly issued and is fully paid and non-assessable, and no shares of Gysan Stock have been issued in violation of preemptive or similar rights.

There are no outstanding options, subscriptions, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Gysan or, to Gysan's knowledge, any holder of Gysan Stock, of any other securities or interests of Gysan, nor are there outstanding any securities which are convertible into or exchangeable for Gysan Stock, or any other equity interests of Gysan.  The issuance and sale of all securities of Gysan have been in full compliance in all material respects with all applicable federal and state securities laws or pursuant to valid exemptions from such laws.

3.03

Corporate Power and Authority.  Gysan has all requisite power and authority to enter into and perform this Agreement and to carry out its obligations under this Agreement.  This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary Board of Director action on the part of Gysan.  This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Gysan.

3.04

Consents and Approvals. Except as set forth with respect to Gysan on Schedule 3.04, Gysan's execution, delivery or performance of this Agreement does not and will not require any consents or approvals of, filings with, or action by any third party.

3.05

Audited and Unaudited Financial Statements.  Gysan has furnished to Dino the Gysan Financial Statements for the period ending October 31, 2011 and the interim financial statements for the period ending July 31, 2012 (the "Gysan Financial Statements").  The Gysan Financial Statements (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to audit adjustments normal in nature and amount and the addition of customary notes) the assets, liabilities, results of the operations and changes in stockholders' equity and financial position of Gysan for the respective periods or as of the respective dates therein set forth; and the Financial Statements (including the related notes, where applicable) have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto.

3.06

Taxes.  Gysan has paid all federal, state, local and foreign taxes, assessments, fees and other governmental charges it is legally required to pay.  Gysan has filed all federal, state, local and foreign tax returns and tax reports it is legally required to file and the returns and reports are true, correct and complete and have not been amended, and all taxes arising under the returns and reports have been either fully paid or adequately reserved for in the Gysan Financial Statements, and will be timely paid when due.

3.07

Compliance with Law.  Except where the failure to comply would not have a Gysan Material Adverse Effect, Gysan has materially complied with all laws, statutes, ordinances, orders, rules, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority or instrumentality applicable or relating to Gysan or its businesses or properties ("Gysan Applicable Laws").

3.08

No Conflict or Default.  Gysan's execution, delivery or performance of this Agreement will not violate any Gysan Applicable Laws or conflict with or result in the breach of any provision of Gysan's organizational documents.

3.09

Litigation.  There is no Action pending or, to the knowledge of Gysan, threatened against Gysan which could have a Gysan Material Adverse Effect or a material adverse effect on Gysan's ability to execute and perform this Agreement.

3.10

Complete Disclosure.  The representations and warranties by Gysan in this Agreement or the related Schedules and Exhibits delivered by or on Gysan's behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

COVENANTS OF THE PARTIES

4.01

Mutual Covenants.

(a)

General.  Each Party shall use its best efforts to take all actions promptly and do all things necessary, proper or advisable to perform as required in this Agreement, including without limitation using all commercially reasonable efforts to cause the satisfaction of all the conditions set forth in this Agreement for which the Party is responsible as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file the additional documents, and take or cause to be taken the additional actions, as any Party may reasonably request to carry out the purposes or intent of this Agreement.

(b)

Cooperation.  At and after the Effective Time, each Party shall execute any and all further documents and writings and perform any other commercially reasonable actions reasonably requested by the other Party to perform this Agreement.

(c)

Confidential Information.  No Party shall at any time directly or indirectly copy, disseminate or use, for such Party's own benefit or the benefit of any third party, any information that has been disclosed in confidence by the other Party ("Confidential Information"), regardless of how the Confidential Information was acquired, except for the disclosure or use of the Confidential Information: (x) upon the advice of counsel required by law or legal process, or (y) authorized in writing by the Party that owns the Confidential Information.

Each Party acknowledges and agrees that remedies at law for a violation or attempted violation of any of the obligations in this Section 4.01(c) would be inadequate and would cause immediate irreparable harm to the other Parties, and agrees that in the event of any such violation or attempted violation, each Party is entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available.

(d)

Obligation to Update Schedules.  Immediately prior to the Closing, each Party shall promptly disclose to the others any information contained in the representations and warranties or Schedules which at any time is materially incomplete or is no longer materially correct or any material adverse development affecting the results of either Gysan's or Dino's respective operations; provided, however, that no disclosure to this Agreement shall be deemed to modify, amend or supplement the representations and warranties of a Party or the Schedules attached unless the Party to whom the representations and warranties are made has consented in writing.

(e)

Regulatory Matters and Approvals.  Each of the Parties will give any notices to, make any filings with, and use their reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in order to effect the Exchange Transaction.

4.02

Reasonable Access.  Dino shall give to Gysan, its counsel, accountants, financial advisers and lenders, and other representatives, after reasonable notice, reasonable access, during normal business hours, throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating exclusively to Dino's business, and Dino shall reasonably cooperate with Gysan and its accountants in connection with the preparation of timely and complete audited and unaudited financial statements.

ARTICLE V

CONDITIONS

5.01

Mutual Conditions.  The Parties' obligations to consummate the Exchange Transaction and to perform this Agreement are subject to all of the following conditions:

(a)

No Action.  No Action before any court or governmental body is pending or threatened wherein a judgment, decree or order would restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or cause the Exchange Transaction to be declared unlawful or rescinded.

(b)

Approvals.  All action necessary to authorize the execution and delivery of this Agreement and consummation of the Exchange Transaction have been obtained.

5.02

Conditions to Obligations of Gysan.  Gysan's obligation to consummate the Exchange Transaction and to perform this Agreement is subject to the fulfillment of all of the following conditions unless waived by Gysan in writing:

(a)

Representations and Warranties.  The representations and warranties of Dino set forth in this Agreement are true and correct as of the Closing as though made at and as of the Closing.

(b)

Performance of Agreement.  Dino shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing.

(c)

Due Diligence Investigation.  Gysan, in its sole discretion, shall be fully satisfied with the results of its legal and financial due diligence investigation of Dino.

(d)

Officers' Certificate.  Dino shall have furnished to Gysan a certificate, dated the date of the Closing and signed by the President of Dino on behalf of Dino representing that the conditions set forth in Sections 5.02(a) and (b) have been fulfilled, and attach a good standing certificate for Dino.

(e)

Material Adverse Changes.  Since the date of this Agreement, there has occurred no change in the operations, prospects, assets, business, or condition (financial or otherwise) of Dino which would have Dino Material Adverse Effect.

(f)

Deliveries.  All documents or instruments required to be delivered by Dino, or other holders of the Dino Stock at or prior to the Closing, shall have been delivered to Gysan.

(g)

Corporate Approval.  This Stock Exchange Agreement shall have been approved by all necessary corporate action.

(h)

Consents.  Dino shall have procured all third-party consents necessary to effect the Exchange Transaction.

(i)

Resignations.  Gysan shall have received the resignations, effective as of the Closing Date or such later date as shall be agreed by the parties.

(j)

Form of Actions.  All actions to be taken by Dino in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Gysan.

(k)

Escrow.  An escrow account shall be established to facilitate and complete the transactions contemplated by  Section 1.03 above.

(l)

Financial Statements.  Dino shall deliver to Gysan financial statements for the period ending October 31, 2012, which are audited in accordance with GAAP.

5.03

Conditions to Obligations of Dino.  Dino's obligation to consummate the Exchange Transaction and to perform this Agreement is subject to the fulfillment of all of the following conditions, unless waived by Dino in writing:

(a)

Representations and Warranties.  Gysan's representations and warranties set forth in this Agreement are true and correct as of the Closing as though made at the Closing except where any untruth or inaccuracy will not, either individually or in the aggregate, have a Gysan Material Adverse Effect.

(b)

Performance of Agreement.  Gysan shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing.

(c)

Officers' Certificate.  Gysan has furnished a certificate, dated the date of the Closing and signed by the President of Gysan on behalf of Gysan that the conditions set forth in Sections 5.03(a) and (b) have been fulfilled;

(d)

Material Adverse Changes.  There has occurred no change in the operations, prospects, assets, business, or condition (financial or otherwise) of Gysan which would have a Gysan Material Adverse Effect.

(e)

Deliveries.  All documents or instruments required to be delivered by Gysan or third parties at or prior to the Closing shall have been delivered to Dino.

ARTICLE VI

TERMINATION, SURVIVAL AND MISCELLANEOUS AGREEMENTS

6.01

Termination.  This Agreement may be terminated at any time prior to the Closing as follows: (a) by mutual written consent of Dino and Gysan; (b) by either Dino or Gysan if the other has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which is incapable of being cured or is not cured within thirty (30) days of written notice of default; (c) by Gysan if any of the conditions set forth in Sections 5.01 or 5.02 have not been satisfied on or prior to Closing; (d) by Dino if any of the conditions set forth in Section 5.01 and 5.03 have not been satisfied on or prior to Closing.

6.02

Survival of Representations and Warranties.  The covenants, representations and warranties contained herein shall survive the Closing of the Exchange Transaction.

ARTICLE VII

MISCELLANEOUS

7.01

Notices.  All notices and other communications under this Agreement to any Party shall be in writing and shall be deemed given when delivered to that Party, sent by facsimile transmission (with electronic confirmation) to that Party at the facsimile number for that Party set forth below, mailed by U.S. mail (postage prepaid and return receipt requested) to that Party at the address for that Party set forth below, or delivered by Federal Express or any similar express delivery service for delivery to that Party at that address:

If to the Dino:

Dino Energy Investments Ltd.

Unit 908, Oi Lok House

8 Yau Oi Road, Yau Oi Estate

Tuen Mun, NT, Hong Kong

If to Gysan:

Gysan Holdings, Inc.

Unit 7, 833 – 1st Avenue NW

Calgary, Alberta, Canada T2N OA4

With a copy to:

Richard W. Jones, Esq.

Jones & Haley, P.C.

115 Perimeter Center Place, Suite 170

Atlanta, GA  30346

Fax: (770) 804-0500

Any Party may change its facsimile number or address for notices under this Agreement at any time by giving the other Parties written notice of the change.

7.02

Non-Waiver.  No failure by a Party to insist upon strict compliance with a term or provision of this Agreement, to exercise any right, or to seek a remedy is a waiver of the right to insist upon such strict compliance, to exercise that or any other right, or seek that or any other remedy at any other time.  This Agreement may not be modified by custom or practice in the trade, by the actions of the Parties or in any other manner except in writing signed by the party against whom enforcement is sought.

7.03

Headings.  The headings of the various Articles and Sections of this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such articles and Sections, and shall be ignored in construing this Agreement.

7.04

Counterparts.  This Agreement may be executed in multiple counterparts, each of which is an original, but all of which taken together are one and the same Agreement.

7.05

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior or contemporaneous discussions, negotiations, agreements and understandings (both written and oral) among the Parties with respect to such subject matter; and may be amended only by a writing signed by all Parties.

7.06

Governing Law.  This Agreement is governed by and shall be construed in accordance with the laws of Nevada, without regard to its principles of conflicts of law.  The Parties irrevocably submit to the jurisdiction and venue of any federal or state court in Las Vegas, Nevada over any dispute arising out of this Agreement and agree that all claims related to any dispute related to this Agreement shall be heard and determined in any such court.  The Parties irrevocably waive, to the fullest extent permitted by law, any objection they may have to the venue of any dispute brought in any such court or any defense of inconvenient forum for the maintenance of the dispute.  The Parties irrevocably consent to process being served upon them in any site, action or proceeding before any such court by delivering as provided for notices in Section 7.01 of this Agreement.  All rights and remedies of each Party under this Agreement are cumulative and are in addition to all other rights and remedies available to the Party from time to time, whether under this Agreement otherwise.

7.07

Binding Effect; Assignment.  This Agreement is binding upon, inures to the benefit of and is enforceable by and against the Parties and their respective heirs, personal representatives, successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be transferred or assigned by any of the Parties without the prior written consent of the other Parties and any attempted assignment in violation of this provision is void.

7.08

Expenses.  Except as otherwise specifically provided in this Agreement, each party shall pay the expenses they may incur in connection with the transactions contemplated by this Agreement, including without limitation the fees and expenses of legal counsel, accountants and financial advisors.

7.09

Severability.  If any provision of this Agreement is determined by a court or other government entity to be unenforceable, the Parties shall cooperate in good faith to rewrite such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by the provisions as rewritten.  If any provision of this Agreement cannot be rewritten, the provision shall be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

DINO ENERGY INVESTMENTS LTD.

By:

/s/ Kit Yung Cheng

       Authorized Officer

GYSAN HOLDINGS, INC.

By:

/s/ Winnie W. L. Fung

       Authorized Officer

SCHEDULE D

List of Directors and Officers

Michael Wong

Director, President and Chief Executive Officer

David W. Work

Director

Winnie W.L. Fung

Director, Chief Financial Officers and Secretary